EXHIBIT 10.4



                                    AGREEMENT


         THIS AGREEMENT is made as of the ___ day of August 1997, by and between ATLANTIS PLASTICS, INC., a Florida corporation ("ATLANTIS") and II EAGLES PLASTICS, INC., a Tennessee corporation ("EAGLES").

                                R E C I T A L S:

         A. On even date herewith, the parties have entered into that certain Equipment Lease ("EQUIPMENT LEASE") wherein Atlantis has agreed to lease to Eagles, and Eagles has agreed to lease from Atlantis, certain equipment (the "EQUIPMENT") located in Davidson County, Tennessee, as more particularly described in the Equipment Lease.

         B. Eagles intends to use the Equipment to produce certain parts (the "PARTS") which are from time to time required by the customers of Atlantis designated on EXHIBIT "A" attached hereto (the "CUSTOMERS").

         C. Atlantis has agreed to order all Parts from to time required by the Customers from Eagles subject to the terms, provisions and conditions of this Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. The recitations stated above are true and correct and by this reference are incorporated herein.

         2. The term (the "TERM") of this Agreement shall commence on even date herewith and terminate on July 31, 1998 (the "EXPIRATION DATE"), unless sooner terminated as hereinafter provided.

         3. Subject to the provisions of paragraph 4 below, Atlantis agrees that, during the Term, to the extent that Atlantis receives orders for any of the Parts from any of the Customers, Atlantis shall fill such orders and obtain such Parts only from Eagles. Eagles understands and agrees that Atlantis can not and will not guarantee that any orders will be placed by the Customers, or if placed, the extent and quantity of same. Further, this Agreement shall not require Atlantis to obtain Parts from Eagles from persons or entities other than the Customers.

         4. The obligation of Atlantis to obtain Parts from Eagles as set forth in paragraph 3 above, shall be expressly conditioned and contingent upon the Parts being of a quality which is equal to or greater than that established as the industry standard, and upon Eagles being able to deliver the Parts within fourteen (14) days following receipt of an order for same from Atlantis.

         5. Throughout the Term, the price for the Parts shall be as set forth in the third column of EXHIBIT "A".

         6. Throughout the Term, Eagles acknowledges and agrees not to compete, contact, solicit or in any manner to do business with any of Atlantis' current customers, including without limitation the Customers. Furthermore, for a period commencing upon the


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Expiration Date and continuing for a period of one (1) year following the
Expiration Date, Eagles acknowledges and agrees not to compete, contact, solicit or in any manner do business with the Customers, without the prior written consent of Atlantis.

         7. Failure by either party to perform any of its obligations under this Agreement shall constitute a default hereunder. In addition a default by Eagles under the Equipment Lease shall constitute default under this Agreement. The provisions of this Agreement may be enforced by all appropriate actions at law and in equity by the parties hereto, and their successors and assigns, with the prevailing party in any such action entitled to reimbursement of reasonable attorneys' fees and costs incurred at trial and all appellate levels.

         8. All notices required or desired to be given under this Agreement shall be in writing and shall be deemed given when either delivered personally, sent by recognized overnight courier (such as Federal Express) or deposited in the United States mail, certified mail, postage prepaid, return receipt requested, to the parties at the following addresses, or such other addresses as hereinafter indicated by appropriate written notice:

         If to Atlantis:            John Geary
                                    57500 C. R. 3 South
                                    P.O. Box 2118
                                    Elkhart, Indiana 46515

         If to Eagles:              Bud Derrick and Don Wynn
                                    2610 Hart Street
                                    Nashville, TN 37207


         9. MISCELLANEOUS:

                  (a) This Agreement shall be construed and governed in accordance with the laws of the State of Tennessee, both substantive and remedial.

                  (b) In the event any term or provision of this Agreement be determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed as deleted as such authority determines, and the remainder of this Agreement shall be construed to be in full force and effect.

                  (c) In the event of any litigation between the parties to this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs at trial and all appellate levels.

                  (d) In construing this Agreement, the singular shall be held to include the plural, the plural shall be held to include the singular, the use of any gender shall be held to include every other and all genders, and captions and paragraph headings shall be disregarded.

                  (e) Time shall be of the essence in the performance of this Agreement.

         10. This Agreement constitutes the entire understanding and agreement between the parties and supersedes and fully replaces any and all prior agreements between the parties with respect to the subject matter hereof and there are no representations or warranties, expressed or implied, except as may be specifically

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set forth herein. This Agreement may not be changed, altered or modified except by an instrument in writing signed by the party against whom enforcement of such change would be sought. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

         EXECUTED as of the day and year first above written.

Signed, sealed and delivered                      ATLANTIS:
in the presence of:

                                       ATLANTIS:

                                       ATLANTIS PLASTICS, INC.
                                       a Florida corporation

                                       By: /s/ JOHN GEARY
------------------------------            -------------------------------------
                                       Name: John Geary
                                            -----------------------------------
                                       Title: Vice President and G.M.
------------------------------               ----------------------------------

                                       SUBLESSEE:

                                       EAGLES:

                                       II EAGLES PLASTICS, INC.
                                       a Tennessee corporation

                                       By: /s/ HOBART M. DERRICK & DON L. WYNE
------------------------------            -------------------------------------
                                       Name:   Hobart M. Derrick & Don L. Wyne
                                            -----------------------------------
                                       Title: Partners
------------------------------               ----------------------------------





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                                   EXHIBIT "A"


                               CUSTOMER PRICE LIST




















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